UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 2, 2026

Silver Bow Mining Corp.

(Exact name of registrant as specified in its charter)

British Columbia	001-43242	98-1858068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1401 Idaho Street Butte, Montana	59701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 406-718-7593

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Shares, no par value	SBMT	NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 2, 2026, pursuant to Silver Bow Mining Corp.’s (the “Company”) previously announced term sheet with Ocean Partners UK Limited (the “Investor”), the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with the Investor for the issuance and sale to the Investor of a secured promissory note in an aggregate principal face amount of $5.0 million (the “Note”) for a purchase price of $5.0 million paid in cash.

The Note will mature on March 31, 2027 (the “Maturity Date”) and bears interest at a rate equal to the 12-month secured overnight financing rate as provided by CME Group plus 6.75% per annum (the “Interest Rate”), payable monthly in arrears beginning November 1, 2026. Upon the occurrence of an event of default under the Note, interest accrues on the outstanding principal amount of the Note at the Interest Rate plus an additional 6% per annum (the “Default Interest Rate”). The Company may prepay all or any portion of the Note upon 10 business days’ prior written notice, subject to a prepayment penalty equal to 1% of the amount prepaid.

The Note will not amortize but will instead be satisfied in one of two ways: (i) if the final closing (the “Final Closing”) of the Company’s acquisition of the Jefferson County Metallurgical Complex, including the Montana Tunnels Mine (collectively, the “Complex”), occurs before the Maturity Date, the principal amount of the Note and accrued and unpaid interest will be credited against the tranche A draw under the previously announced concentrate prepayment facility to be entered into between the Company and the Investor concurrently with the Final Closing, and the Note will be deemed paid in full and cancelled; or (ii) if the Final Closing does not occur before the Maturity Date, the principal amount of the Note and accrued and unpaid interest will be due in a single lump-sum payment on the Maturity Date.

The Note is secured by a first-priority senior security interest in the $28.58 million secured promissory note issued by Montana Goldfields, Inc. (“MTGF”) to the Company (the “MTGF Note”) under the asset purchase agreement, dated August 21, 2026, by and among the Company, Silver Bow Tunnels Corp., MTGF and Montana Tunnels Mining, Inc., relating to the Company’s acquisition of the Complex. The Company granted the security interest pursuant to a security agreement, dated October 2, 2026, between the Company and the Investor (the “Security Agreement”), and assigned its rights under the MTGF Note to the Investor. The Company is required to use the proceeds from the sale of the Note solely to advance the Rainbow Block project and, when acquired, the Complex.

The Note Purchase Agreement and the Note contain customary representations and warranties, covenants and events of default. Events of default include, among other matters, specified payment defaults, certain defaults, redemptions or accelerations of indebtedness, bankruptcy and insolvency events, certain judgments, material breaches of representations, warranties or covenants, material uninsured loss or damage to collateral or other assets, and dissolution or liquidation of the Company. Upon an event of default, the Note bears interest at the Default Interest Rate and, upon written notice from the Investor, becomes immediately due and payable. In addition, in connection with certain change-of-control transactions in which the Company is not the surviving entity, the Investor may require the principal amount of the Note, accrued interest and other amounts then due to be paid in cash at the closing of the transaction.

The Note was offered in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the representations of the Investor in the Note Purchase Agreement. The Note has not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The information in this Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to purchase the Note or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

The foregoing description of the material terms of the Note Purchase Agreement, the Note and the Security Agreement is qualified in its entirety by reference to the full text of the Note Purchase Agreement, the Note and the Security Agreement, attached hereto, as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2026, the Compensation Committee of the Board of Directors of the Company (the “Board”) authorized (i) an increase in the annual salary of the Company’s Chief Executive Officer, C. Travis Naugle, to $350,000, effective May 1, 2026, (ii) a $250,000 one time discretionary cash bonus payment and (iii) an annual payment of $100,000 for his role as Executive Chairman of the Board, effective October 3, 2026.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Note Purchase Agreement, dated October 2, 2026, by and between Silver Bow Mining Corp. and Ocean Partners UK Limited
10.2	Note issued to Ocean Partners UK Limited, dated October 2, 2026
10.3	Security Agreement, dated October 2, 2026, by and between Silver Bow Mining Corp. and Ocean Partners UK Limited
104	Cover Page Interactive Data File--the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SILVER BOW MINING CORP.

Date: October 8, 2026	By:	/s/ C. Travis Naugle
C. Travis Naugle
Chief Executive Officer